UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): August 1, 2013

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250
San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 1, 2013, Cardium Therapeutics, Inc. (“Cardium”) issued a press release announcing that it has entered into a distribution agreement with AvKARE Inc. to become the new sales and distribution partner for Excellagen® in government medical facilities throughout the United States, and which replaces an earlier arrangement with Academy Medical, LLC. On August 5, 2013, Cardium announced the filing of a new 510(k) submission for its current FDA-cleared Excellagen advanced wound care product to reflect additional and specific structural and functional properties of Excellagen based on the Company’s supplemental research and development activities. Cardium also provided an update on the Excellagen CE mark submission. In addition, on August 6, 2013, Cardium announced it has entered into an agreement with Orbsen Therapeutics Ltd and the National University of Ireland, Galway, to utilize Excellagen as a delivery agent for Orbsen’s proprietary stromal cell therapy in pre-clinical studies for the potential treatment of diabetic foot ulcers. Copies of the press releases are attached hereto as Exhibit 99.1, Exhibit 99.2 and 99.3 respectively, and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of Cardium issued on August 1, 2013

99.2	Press Release of Cardium issued on August 5, 2013

99.3	Press Release of Cardium issued on August 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: August 6, 2013	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer